                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of earliest event reported: December 30, 1997

                            PARKER DRILLING COMPANY
--------------------------------------------------------------------------------
             (Exact name or registrant as specified in its charter)

   Delaware                          1-7573                     73-0618660
--------------------------------------------------------------------------------
(State of other jurisdiction   Commission File Number           (IRS Employer
of incorporation)                                            Identification No.)

Eight East Third Street, Tulsa, Oklahoma                           74103
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, include area code: (918) 585-8221

Item 2. Acquisition or Disposition of Assets

     On December 30, 1997, Parker Drilling Company completed the previously announced acquisition of Hercules Offshore Corporation and Hercules Rig Corp. The acquisition price of $195 million, plus $5 million for certain capital expenditures incurred subsequent to the definitive agreements' date of May 9, 1997, were financed through existing cash, together with $32 million borrowed under the revolving credit portion of Parker's Senior Credit Facility. A copy of the press release announcing the closing of the acquisition is annexed hereto as
Exhibit 99 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements - The required historical financial statements were filed November 3, 1997 with the Company's Form 8-K.

     (b) Exhibits

         2.1 Stock Purchase Agreement dated May 9, 1997 by and among the Company, Parker Drilling Offshore Company and Trenergy (Malaysia) BHD. (incorporated by reference to Exhibit 10(n) to the Company's Quarterly Report on Form 10-Q for the three months ended May 31,
             1997).

         2.2 Stock Purchase Agreement dated May 9, 1997 by and among the Company, Parker Drilling Offshore Company and Reshid & Lee Nominees SDN, BHD. (incorporated by reference to Exhibit 10(o) to the Company's Quarterly Report on Form 10-Q for the three months ended May 31, 1997).

         99. Press Release dated December 30, 1997.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial information is derived from the historical financial statements of Parker, Mallard, Quail and Hercules, incorporated by reference herein, and certain assumptions deemed appropriate by the Company. The Unaudited Pro Forma Combined Statement of Operations for the year ended August 31, 1997 reflect: (i) the Mallard Acquisition, (ii) the Quail Acquisition, (iii) the Hercules Acquisition, (iv) the issuance of $300 million of 9 3/4% Senior Notes and $100 million of 7.94% term debt in November 1996, (v) the issuance of $25 million of convertible preferred stock in November 1996 and the subsequent conversion of such stock into 3,056,600 shares of Common Stock in December 1996, (vi) the issuance of $175 million of Convertible Notes in July 1997 and (vii) $32 million of additional borrowings under Parker's line of credit facility at a 7.94% interest rate, in each case as if such transactions had occurred on September 1, 1996. Such twelve months unaudited pro forma combined information combines: (i) the audited operating results for the Company for the fiscal year ended August 31, 1997, (ii) the unaudited operating results for Mallard and Quail for the period from September 1, 1996 to November 12, 1996 (the date of acquisition by Parker), and (iii) the combined unaudited operating results of Hercules for the 12 months ended September 30, 1997. The Hercules financial statements have been derived from the separate financial statements of HOC and HRC incorporated herein by reference and are presented on a combined basis with intercompany transactions between the entities eliminated. The unaudited pro forma combined financial information should be read in conjunction with the notes thereto and the historical financial statements of Parker, Mallard, Quail and Hercules, including the notes thereto.

     The pro forma adjustments giving effect to the various events described above are based upon currently available information and upon certain assumptions that management believes are reasonable. The historical operating results of Mallard included in the Unaudited Pro Forma Combined Financial Statements do not reflect any allocation of general corporate, accounting, tax, legal and other administrative costs incurred by its former parent corporation. The Company has not incurred any significant amount of additional general and administrative expense in connection with the incorporation of Mallard's and Quail's operations, and does not expect to incur any significant amount of such expenses in connection with the incorporation of Hercules' operations. The Mallard Acquisition and the Quail Acquisition have been, and the Hercules Acquisition will be, accounted for by the Company under the purchase method of accounting and the assets and liabilities of Mallard and Quail were, and the assets and liabilities of Hercules will be, recorded at their estimated fair market values at the date of acquisition.

     The unaudited pro forma combined financial information does not purport to be indicative of the results of operations that would actually have occurred if the transactions described had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to general economic conditions, oil and gas commodity prices, the demand and prices for contract drilling services and rental tools, increases in the number of rigs available for service, the Company's ability to successfully integrate the operations of Mallard, Quail and Hercules with its current business and several other factors, many of which are beyond the Company's control.

                    PARKER DRILLING COMPANY AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                           YEAR ENDED AUGUST 31, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     HISTORICAL
                                    --------------------------------------------
                                                  SEPT. 1-NOV. 12,
                                                        1996
                                    AS REPORTED   ----------------                                   PRO
                                     PARKER(1)    MALLARD   QUAIL    HERCULES(2)   ADJUSTMENTS      FORMA
                                    -----------   -------   ------   -----------   -----------    ----------
Revenues:
  Drilling........................  $  283,598    $23,678   $   --     $64,251      $   (967)(1)  $  370,560
  Rental..........................      25,457         --    5,387          --            --          30,844
  Other...........................       2,589         --       --          --            --           2,589
                                    ----------    -------   ------     -------      --------      ----------
      Total revenues..............     311,644     23,678    5,387      64,251          (967)        403,993
                                    ----------    -------   ------     -------      --------      ----------
Operating expense:
  Drilling........................     189,979     14,382       --      39,090         7,253 (f)     250,615
                                                                                         (89)(1)
  Rental..........................       8,549         --      439          --           739 (f)       9,727
  Other...........................       4,722         --       --          --            --           4,722
  Depreciation, depletion and
    amortization..................      46,256      2,695      505       5,715         5,360 (d)      61,153
                                                                                         810 (e)
                                                                                        (188)(1)
  General and administrative......      14,414      1,933      739       5,320        (7,992)(f)      14,414
                                    ----------    -------   ------     -------      --------      ----------
      Total operating expenses....     263,920     19,010    1,683      50,125         5,893         340,631
                                    ----------    -------   ------     -------      --------      ----------
Operating income..................      47,724      4,668    3,704      14,126        (6,860)         63,362
                                    ----------    -------   ------     -------      --------      ----------
Other income (expense):
  Interest expense................     (32,851)      (102)      --      (3,068)       (2,541)(a)     (52,399)
                                                                                     (15,960)(g)
                                                                                        (945)(j)
                                                                                       3,068 (h)
  Interest income.................       5,367         --      962          --          (949)(i)       5,380
  Other...........................       3,316        (78)       5          --            --           3,243
                                    ----------    -------   ------     -------      --------      ----------
      Total other income
         (expense)................     (24,168)      (180)     967      (3,068)      (17,327)        (43,776)
                                    ----------    -------   ------     -------      --------      ----------
Income before income taxes........      23,556      4,488    4,671      11,058       (24,187)         19,586
                                    ----------    -------   ------     -------      --------      ----------
Income tax expense (benefit)......       7,241        403       --       4,808        (4,846)(k)       7,371
                                                                                        (235)(l)
                                    ----------    -------   ------     -------      --------      ----------
Net income........................  $   16,315    $ 4,085   $4,671     $ 6,250      $(19,106)     $   12,215
                                    ==========    =======   ======     =======      ========      ==========
Earnings per share, primary and
  fully diluted...................  $      .23                                                    $     0.17
                                    ==========                                                    ==========
Weighted average shares
  outstanding (fully diluted).....  72,049,124                                                    72,049,124
                                    ==========                                                    ==========

---------------

(1) Includes the operations of Malland and Quail from November 12, 1996 through August 31, 1997.

(2) Reflects combined results of operations of HOC and HRC for the 12 months ended September 30, 1997. See Note (m) for the summary capsular combining statement of operations of HOC and HRC for the 12 months ended September 30, 1997.

                    PARKER DRILLING COMPANY AND SUBSIDIARIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                           HISTORICAL
                                                    ------------------------                       PRO
                                                      PARKER     HERCULES(1)   ADJUSTMENTS        FORMA
                                                    ----------   -----------   -----------      ----------
                                                      AS OF         AS OF
                                                    AUGUST 31,    SEPT. 30,
                                                       1997         1997
                                                    ----------   -----------
  Current assets:
    Cash and cash equivalents.....................    $209,951    $    498      $  32,000 (a)   $   44,999
                                                                                 (200,502)(b)
                                                                                    3,052 (b)
    Other short-term investments..................       2,838                                       2,838
    Accounts and notes receivable.................     103,808      16,681                         120,489
    Rig materials and supplies....................      19,130                                      19,130
    Other current assets..........................      16,227       2,659           (503)(b)       18,383
                                                      --------    --------      ---------       ----------
           Total current assets...................     351,954      19,838       (165,953)         205,839
                                                      --------    --------      ---------       ----------
  Property, plant and equipment:
    Drilling equipment............................     723,878      94,077         51,311 (b,1)    869,266
    Rental equipment..............................      28,264                                      28,264
    Buildings, land and improvements..............      12,519                                      12,519
    Other.........................................      21,586         203                          21,789
    Construction in progress......................      28,640       8,411                          37,051
                                                      --------    --------      ---------       ----------
                                                       814,887     102,691         51,311          968,889
    Less accumulated depreciation, depletion and
      amortization................................     375,236       8,257         (8,257)(d,l)    375,236
                                                      --------    --------      ---------       ----------
    Net property, plant and equipment.............     439,651      94,434         59,568          593,653
                                                      --------    --------      ---------       ----------
  Goodwill, net of accumulated amortization.......     139,467      16,260         21,355 (b,l)    177,082
                                                      --------    --------      ---------       ----------
  Other noncurrent assets.........................      53,064         885                          53,949
                                                      --------    --------      ---------       ----------
           Total assets...........................    $984,136    $131,417      $ (85,030)      $1,030,523
                                                      ========    ========      =========       ==========
                                    LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
    Current portion of long-term debt.............    $ 16,084    $  5,248      $  (5,078)(b)   $   16,254
    Accounts payable..............................      26,178       8,368                          34,546
    Accrued liabilities...........................      29,539       5,045                          34,584
    Accrued income taxes..........................       4,904         804                           5,708
                                                      --------    --------      ---------       ----------
           Total current liabilities..............      76,705      19,465         (5,078)          91,092
                                                      --------    --------      ---------       ----------
  Long-term debt..................................     551,042      33,413         32,000 (a)      583,042
                                                                                  (33,413)(b)
  Deferred income taxes...........................          --      10,133        (10,133)(b)
  Other long-term liabilities.....................       7,666                                       7,666
  Preferred stock.................................          --       4,000         (4,000)(b)
  Stockholders' equity:
    Common stock..................................      12,780      18,035        (18,035)(b)       12,780
    Capital in excess of par value................     340,243      39,598        (39,598)(b)      340,243
    Retained earnings (accumulated deficit).......      (4,023)      6,773         (6,773)(b)       (4,023)
    Other.........................................        (277)                                       (277)
                                                      --------    --------      ---------       ----------
           Total stockholders' equity.............     348,723      64,406        (64,406)         348,723
                                                      --------    --------      ---------       ----------
           Total liabilities and stockholders'
             equity...............................    $984,136    $131,417      $ (85,030)      $1,030,523
                                                      ========    ========      =========       ==========

---------------

(1) Represents the combined balances of HOC and HRC as of September 30, 1997. See note (c) for summary capsular combining balance sheet of HOC and HRC as of September 30, 1997.

                    PARKER DRILLING COMPANY AND SUBSIDIARIES

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(a) To record $32.0 million of additional borrowings under the revolving credit portion of Parker's Senior Credit Facility at an interest rate of 7.94%.

(b) To reflect the Hercules Acquisition. The purchase price was allocated as follows:

                       PURCHASE PRICE                         HERCULES
                       --------------                         --------
Cash........................................................  $200,002
Fees and expenses...........................................       500
                                                              --------
          Total.............................................  $200,502
                                                              ========
Purchase Price Allocation:
  Increase in property and equipment........................    59,568
  Working capital adjustment per purchase agreement.........     3,052
  Eliminate stockholders' equity............................    64,406
Reverse assets/liabilities which are not a part of
  acquisition:
  Debt and capital lease obligations........................    38,491
  Redeemable preferred stock................................     4,000
  Intangible assets.........................................   (16,260)
  Deferred income taxes.....................................     9,630
Cost in excess of net assets acquired.......................    37,615
                                                              --------
                                                              $200,502
                                                              ========

(c) Following is the summary capsular combining balance sheets of HOC and HRC as of September 30, 1997.

                                                     HOC         HRC       ELIMINATIONS    COMBINED
                                                   --------    --------    ------------    --------
                                                                (DOLLARS IN THOUSANDS)
        Current assets...........................  $ 19,488    $   350         $    --     $ 19,838
        Noncurrent assets........................    88,994     24,765          (2,180)     111,579
                                                   --------    -------         -------     --------
                  Total assets...................   108,482     25,115          (2,180)     131,417
                                                   ========    =======         =======     ========
        Current liabilities......................  $ 17,437    $ 2,028              --     $ 19,465
        Noncurrent liabilities...................    31,198     14,528          (2,180)      43,546
        Preferred stock..........................     4,000         --              --        4,000
        Stockholders' equity.....................    55,847      8,559              --       64,406
                                                   --------    -------         -------     --------
                  Total liabilities and
                    stockholders' equity.........  $108,482    $25,115         $(2,180)    $131,417
                                                   ========    =======         =======     ========

     The eliminations represent approximately $2,180,000 of HRC's note payable to HOC as of September 30, 1997.

(d) To adjust depreciation expense on assets acquired using allocated purchase price and to eliminate accumulated depreciation on Hercules assets. Depreciation was calculated over 17 1/2 years for barge drilling rigs, 15 years on jackup rigs and seven years for tool rental equipment, using 5% salvage on all equipment.

(e) Amortization of excess cost over fair value of net assets acquired over 30 years.

(f) Reclassify the general and administrative expenses of Mallard and Hercules to drilling expense and of Quail to rental expense.

(g) To record interest expenses related to $300 million of 9 3/4% Senior Notes, $175 million of Convertible Notes at 5.5%, and $100 million of term debt at a rate of 7.94%.

(h) Eliminate interest expense on Hercules debt not assumed.

(i) Eliminate interest and investment income on Quail cash and investments not acquired.

(j) Amortization of original issue discount and debt issuance costs over the ten-year term of the 9 3/4% Senior Notes and the seven-year term of the Convertible Notes.

(k) Eliminate U.S. federal income taxes allocated to Mallard by its former parent and eliminate U.S. federal income taxes recorded by Hercules due to the existence of the Company's net operating loss tax carryforwards.

(l) Eliminate operating results and balance sheet accounts related to Rig No. 1 which was sold by Hercules subsequent to September 30, 1997.

(m) Following is the summary capsular combining statements of operations of HOC and HRC, as applicable for the period indicated:

                                                        TWELVE MONTHS ENDED SEPTEMBER 30, 1997
                                                    -----------------------------------------------
                                                        HOC         HRC     ELIMINATIONS   COMBINED
                                                    ------------   ------   ------------   --------
                                                                (DOLLARS IN THOUSANDS)
    Revenues......................................    $64,251      $1,923     $(1,923)     $64,251
    Total operating expenses......................     50,621       1,427      (1,923)      50,125
    Other (income) expense........................      2,013       1,055          --        3,068
    Income (loss) before income taxes.............     11,617        (559)         --       11,058
    Income tax expenses...........................      4,808          --          --        4,808
                                                      -------      ------     -------      -------
    Net income (loss).............................    $ 6,809      $ (559)    $    --      $ 6,250
                                                      =======      ======     =======      =======

     Elimination entries represent the elimination of approximately $1,923,000 of HRC's billings to HOC for the twelve months ended September 30, 1997 for HOC's bareboat charter of HRC's drilling and workover rigs.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PARKER DRILLING COMPANY


                                         By: /s/ James J. Davis
                                             -----------------------------------
                                             James J. Davis
                                             Senior Vice President -
                                             Finance and Chief Executive Officer

Date: January 8, 1998

                               INDEX TO EXHIBITS


Exhibit
Number                             Description
------                             -----------
 2.1 Stock Purchase Agreement dated May 9, 1997 by and among the Company, Parker Drilling Offshore Company and Trenergy (Malaysia) BHD. (incorporated by reference to Exhibit 10(n) to the Company's Quarterly Report on Form 10-Q for the three months ended May 31,
             1997).

  2.2 Stock Purchase Agreement dated May 9, 1997 by and among the Company, Parker Drilling Offshore Company and Reshid & Lee Nominees SDN, BHD. (incorporated by reference to Exhibit 10(o) to the Company's Quarterly Report on Form 10-Q for the three months ended May 31, 1997).

 99          Press Release dated December 30, 1997.